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                              EMPLOYMENT AGREEMENT

         This Employment Agreement (the "Agreement") is made as of the lst day of November, 1997, among CENTRAL SPRINKLER COMPANY, a Pennsylvania corporation (the "Company"), CENTRAL SPRINKLER CORPORATION, a Pennsylvania corporation (the "Parent Company"), and WILLIAM J. MEYER, an individual (the "Employee").

                                    RECITALS

         WHEREAS, pursuant to an Employment Agreement dated March 19, 1990 among the parties hereto, the Employee is currently employed as the Chairman of the Board of the Company;

         WHEREAS, the Employee now desires to resign as the Chairman of the Board of the Company;

         WHEREAS, the Company desires to employ the Employee as a Senior Consultant and the Employee desires to serve the Company in such a capacity; and

         WHEREAS, the Parent Company wishes to guarantee the obligations of the Company hereunder.

                                   WITNESSETH

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:


         1. Resignation as Chairman. The Employee hereby resigns his position as the Chairman of the Board of the Company and also of any other offices that the Employee may hold with the Company or the Parent Company, and the Parent Company and the Company hereby accepts his resignation from such positions.

         2. Employment. The Company hereby employs the Employee as a Senior Consultant for the term of employment under this Agreement (the "Employment Term") and the Employee accepts such employment. The Employee shall perform, subject to the direction of the Board of Directors of the Company, such duties as shall reasonably be requested by the Chief Executive Officer of the Company.

         3. Performance. The Employee shall devote his entire business efforts to the performance of his duties hereunder.


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         4.1 Term. The term of employment under this Agreement (the "Employment
Term") shall be for a period of 10 years commending on November 1, 1997 and continuing thereafter until October 31, 2007 unless terminated earlier by the occurrence of the Termination of Employment (as defined in Section 4.2 hereof).

         4.2 Termination of Employment. For purposes of this Agreement, "Termination of Employment" shall mean the occurrence of any of the following:

                  (a) any reason, if the Company and the Employee mutually agree in writing to terminate the Agreement;

                  (b) the death of the Employee, if the Employee's spouse (at the signing of this Agreement), Mary Catherine Meyer, predeceases him;

                  (c) the death of the Employee's spouse (at the signing of this Agreement), Mary Catherine Meyer, if the Employee predeceases her;

                  (d) the breach by the Employee of any terms of this agreement, if the Company gives at least 30 days' prior written notice and the breach is not cured within such 30 day period; and

                  (e) the breach by the Company of any terms of this Agreement, if the Employee gives at least 30 days' prior written notice and the breach is not cured within such 30 day period.

         5. Compensation. Subject to Section 6 hereof the annual compensation of the Employee for this employment services during the Employment Term shall be $360,000 (the "Salary"), which shall be payable in equal monthly installments. In addition, the Employee shall be entitled to receive such benefits that are generally available to all employees of the Company from time to time.

         6. Spousal Benefit. If the Employee predeceases his spouse (at the signing of this Agreement), Mary Catherine Meyer, during the Employment Term, the Company shall pay the Salary for the remaining period of the Employment Term to the Employee's spouse in the same amount and pursuant to the same method of payment as it is obligated to pay to the Employee hereunder.

         7. Agreement Not to Compete. For a period equal to (a) the Employment Term, plus (b) an additional one year thereafter, the Employee shall not, directly or indirectly, in any capacity engage in any business, or assist, render services to or have a financial interest in any person or entity that engages in any business that competes within the United States with the Company or with any person or entity controlling, controlled by or under common control with the Company (each such person or entity is referred to as a "Company Affiliate"), including any majority-owned subsidiary of the Parent Company. The foregoing restriction prohibits, among other things, soliciting the employees of the Company or of any Company Affiliate to become employees of or to otherwise assist any such competing person or entity.


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         8. Secret Processes and Confidential Information. During his Employment
Term and indefinitely thereafter, the Employee shall not divulge, other than in the regular and proper course of business of the Company, any knowledge or information with respect to the operation or finances of the Company or any Company Affiliate or with respect to confidential or secret processes, techniques, machinery, plans, devices or products licensed to or by, manufactured or sold by the Company or any Company Affiliate; provided, however, that the Employee has no obligation, express or implied, to refrain from using or disclosing to others any such knowledge or information which is or hereafter shall become available to the public without breaching this Agreement. All new processes, techniques, know-how, inventions, plans, products, patents and devices developed, made or invented by the Employee, alone or with others, while an employee of the Company, shall become and be the sole property of the Company unless released in writing by the Company.

         9. Parent Company. The Parent Company shall cause the Company to perform each of its obligations hereunder. The Parent Company hereby guarantees such obligations to the Employee.

         10. General.

         10.1 Governing Law. The terms of this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania.

         10.2 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns.

         10.3 Notices. Any notices required hereunder shall be in writing and shall be deemed to have been given when personally delivered or when mailed, certified or registered mail, postage prepaid, to such address that any party may designate with respect to itself, himself or herself by notice to the other parties.

         10.4 Entire Agreement Modification. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto. This Agreement supersedes and cancels any other Employment Agreements now in effect between the parties.

         10.5 Interpretation. Unless the context of this Agreement clearly requires otherwise, (i) references to the plural include the singular, the singular to the plural, the part the whole, (ii) "or" has the inclusive meaning frequently identified with the phrase "and/or," (iii)"including" has the inclusive meaning frequently identified with the phrase "but not limited to" and
(iv) references to "hereunder" or "herein" relate to this Agreement. The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation thereof in any respect. Section, subsection and paragraph references are to this Agreement unless otherwise specified.



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         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto duly executed this Agreement the day and year first written above.

                            CENTRAL SPRINKLER COMPANY


                            By /s/ George G. Meyer
                            -------------------------------------
                            Name: George G. Meyer
                            Title: President




                            CENTRAL SPRINKLER CORPORATION




                            By /s/ Winston J. Churchill
                            -------------------------------------
                            Name: Winston J. Churchill
                            Title: Chairman

                            EMPLOYEE

                            /s/ William J. Meyer
                            -------------------------------------
                            William J. Meyer